Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Carmen Duarte
Phone:	781.332.7268
Email:	cduarte@onebeacon.com

BARRETTE AND MALIS ELECTED TO ONEBEACON

BOARD OF DIRECTORS

Hamilton, Bermuda (August 23, 2007) — The OneBeacon Insurance Group, Ltd. (NYSE:OB) Board of Directors announced that it has elected Raymond Barrette, 56, and Ira Malis, 48, as directors at its meeting yesterday. Barrette will serve as a Class III director and Malis will serve as a Class II director.

Mr. Barrette is Chairman and CEO of White Mountains Insurance Group, Ltd.  He originally joined White Mountains in 1997 and retired in 2005, and was named Chairman when he rejoined the company in January 2007.  He also served as CEO of OneBeacon from 2001 through 2002.  Prior to joining White Mountains, Barrette’s career spanned 23 years in the insurance industry, primarily with Fireman’s Fund Insurance Company, where he held several executive positions including President of the Personal Insurance Division.

Mr. Malis was a Senior Vice President with Legg Mason Capital Management from March 2004 through August 2007. He spent seven years with Legg Mason overseeing various research functions. His previous experience included 16 years serving in a variety of research and consulting positions.

Said Mike Miller, CEO of OneBeacon, “We are very pleased to welcome both Ray and Ira to our Board, and look forward to their considerable insight into our business.”

OneBeacon Insurance Group, Ltd.’s operating subsidiaries offer a range of specialty and segmented commercial and personal insurance products sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  other factors, most of which are beyond OneBeacon’s control; and

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed February 28, 2007.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.